                                                                               .
                                                                               .
                                                                               .

                                                                    EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT

                                                                  JURISDICTION
NAME                                                            OF INCORPORATION
----                                                            ----------------
Autocam-Pax, Inc.                                                   Michigan
Autocam South Carolina, Inc.                                        Michigan
Autocam Greenville, Inc.                                            Michigan
Autocam Acquisition, Inc.                                           Michigan
Autocam Laser Technologies, Inc.                                    Michigan
Autocam-Har, Inc.                                                   Michigan
Autocam International Ltd.                                          Michigan
Autocam International Sales Corporation                             Michigan
Autocam Foreign Sales Corporation                                   Barbados
Autocam do Brasil Usinagem Ltda.                                     Brazil
Autocam Europe B.V.                                                Netherlands
Autocam France, SARL                                                 France
Frank et Pignard S.A.S.                                              France
Bouverat Industries S.A.S.                                           France
Autocam Poland Sp. z o.o.                                            Poland
Wuxi Kent Precision Automotive Components Inc., Ltd.                  China